SCHEDULE 14A
                                 (Rule 14a-101)

            INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant _x_

Filed by a Party other than the Registrant __

Check the appropriate box:

___   Preliminary Proxy Statement

_x_   Definitive Proxy Statement

___   Definitive Additional Materials

___   Soliciting Material Pursuant to Rule 14a-11(c)
       or Rule 14a-12

                              COLONIAL GAS COMPANY
                (Name of Registrant as Specified In Its Charter)



               (Name of Person(s) Filing Proxy Statement, if Other
                              Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

_x__   No Fee required.


                             [END OF SCHEDULE 14A]

                              COLONIAL GAS COMPANY


                               40 MARKET STREET
                         LOWELL, MASSACHUSETTS 01852
                                ______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

     You are hereby notified that the Annual Meeting of Stockholders of Colonial Gas Company (the "Company") will be held at BankBoston, 100 Federal Street, Boston, Massachusetts, on Wednesday, April 21, 1999 at 10:00 a.m. Eastern Standard Time for the following purposes:

     1. To elect four Class III Directors of the Company to serve for a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders entitled to notice of and to vote at the Annual Meeting are holders of Common Stock of record at the close of business on March 1, 1999, as fixed by action of the Board of Directors.

     The Company's Proxy Statement is submitted herewith.

     It is sincerely hoped that you will attend the Annual Meeting. HOWEVER, YOU ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON. A self-addressed postage paid envelope is enclosed for this purpose. Your proxy is revocable by giving written notice to the Clerk or Transfer Agent of the Company and will not affect your right to vote in person in the event you attend the Annual Meeting.

                                             By order of the Board of Directors,


                                                      CAROL E. ELDEN
                                                            Clerk

March 9, 1999

      YOU ARE SINCERELY REQUESTED TO COOPERATE IN ASSURING A QUORUM BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE. THANK YOU.

                            COLONIAL GAS COMPANY
                               40 MARKET STREET
                         LOWELL, MASSACHUSETTS 01852
                                ______________

                               PROXY STATEMENT
                                _____________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Colonial Gas Company (the "Company") for use at the Annual Meeting of the holders of its Common Stock, $3.33 par value per share, to be held on Wednesday, April 21, 1999 at the time and place set forth in the Notice of Annual Meeting of Stockholders and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to Stockholders is March 9, 1999.

     The Company's Board of Directors set March 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding 8,917,454 shares of Common Stock. Holders of record of Common Stock on such date are entitled to one vote per share at the Annual Meeting and any adjournment thereof. Abstentions and broker non-votes will be considered as shares present for purposes of determining the existence of a quorum.

     The costs of proxy solicitation shall be borne by the Company. Such costs will include a $4,500 fee to Morrow & Co., Inc., which has been retained to assist with proxy solicitations, as well as reimbursement for postage and clerical expenses to brokerage houses, custodians, nominees or other fiduciaries for forwarding documents to beneficial owners of Common Stock held in their names. In addition, Directors, officers and employees of the Company (none of whom will receive any extra compensation for their activities) may solicit proxies by telephone or in person, the expense of which is anticipated to be nominal.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. The proxy may be revoked by the stockholder at any time prior to the voting thereof, by written notice of revocation to Colonial Gas Company, 40 Market Street, Lowell, Massachusetts 01852, attention Clerk, or by attending and voting in person at the meeting.

     The principal executive offices of the Company are located at 40 Market Street, Lowell, Massachusetts 01852 (telephone number (978) 322-3000).


                            ELECTION OF DIRECTORS

     The Board of Directors consists of eleven Directors divided into three classes. Four Directors of Class III are to be elected at the Annual
Meeting. Under the Company's By-Laws, those individuals elected Class III Directors would be scheduled to serve until the 2002 Annual Meeting or until a successor is duly elected and qualified. However, it is anticipated that all of the Directors of the Company will be replaced upon completion of the pending merger with Eastern Enterprises (the "Pending Merger"). The Pending Merger is expected to be completed by the middle of 1999, subject to the receipt of required regulatory approvals.

     It is the intention of the persons named in the accompanying form of proxy to vote at the Annual Meeting for the election of the four nominees named on the next page. All the nominees are presently serving as Directors. If any nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as may be designated by the Board of Directors to replace such nominee. Directors will be elected by a plurality of the votes properly cast at the meeting. Votes withheld and broker non-votes will not be treated as votes cast for this purpose.

     The names of the nominees for election as Class III Directors and the names of the other Directors whose current terms continue after the Annual Meeting (subject to the Pending Merger) are shown below, together with certain information relating to principal occupation during the last five years and other business experience.

                                                                     Served as
                                                                    Director of
                                                                    the Company
                                    Principal Occupation           Continuously
            Name and Age          and Other Directorships              Since

Nominees
Directors of Class III to be elected for a term expiring in 2002:

Victor W. Baur (55) *..   Director;  President of Transgas Inc., the       1993
                          Company's   energy  trucking   subsidiary,
                          since July 1990.

Frederic L. Putnam, III    Director;  President and Chief  Executive       1991
(53) *.................    Officer  of the  Company  since  February
                           1995;   previously,   President   of  the
                           Company  from May  1994;  Executive  Vice
                           President  and  General  Manager  of  the
                           Company  from  April 1993 until May 1994;
                           and  before  that,   Vice  President  and
                           General  Manager  of  the  Company.   Mr.
                           Putnam, III is Mr. Putnam, Jr.'s son.

Richard A. Perkins (57) *  Director; Retired; previously,  President       1997
                           of Algonquin Gas Transmission Company and Chairman of PanEnergy Development
                           Company.

Andrew B. Sides, Jr. (73)  Director; Retired;  previously,  Chairman       1978
                           and Treasurer  until 1984 of Rhode Island
                           Tool  Company,  Inc.,  Providence,  Rhode
                           Island; Mr. Sides is also a Director of L.S. Starrett Company.

Continuing Directors
Directors of Class I to continue in office until 2000:

Howard C. Homeyer (66) *  Director;  Independent  energy consultant;       1989
                          retired  Senior  Vice  President  of Texas
                          Eastern    Corporation,    an   interstate
                          natural gas company, Houston, Texas.

Richard L. Hull (74)...   Director;  Consultant  to and Director and       1973
                          retired  President of Big Sandy Management
                          Company,   Inc.,  coal  lessors,   Boston,
                          Massachusetts.

Nickolas Stavropoulos     Director;   Executive   Vice  President  -       1993
(41) *.................   Finance,  Marketing  and  Chief  Financial
                          Officer  of  the  Company  since  February
                          1995;   previously,   Vice   President   -
                          Finance and Chief Financial Officer of the Company from August 1989.

                                                                    Served as
                                                                    Director of
                                                                    the Company
                                    Principal Occupation           Continuously
            Name and Age          and Other Directorships              Since

Directors of Class II to continue in office until 2001:

John P. Harrington (56) *  Director;  Senior  Vice  President  - Gas       1993
                           Supply and  Assistant to the President of
                           the   Company   since    February   1995;
                           previously, Vice President - Gas Supply of the Company from August 1989.

Frederic L.  Putnam,  Jr.  Director;   Chairman   of  the   Board  of      1973
(74) *.................    Directors and Senior Executive  Officer of
                           the   Company   since    February    1995;
                           previously,   Chairman  of  the  Board  of
                           Directors and Chief Executive Officer of the Company from April 1984.

John F. Reilly, Jr. (66)   Director;   President,   Chief  Executive       1985
                           Officer and  Director of Fred C.  Church,
                           Inc., Lowell, Massachusetts, a general insurance agency; Mr. Reilly is also a Director of Family Bank, a wholly-owned subsidiary of Peoples Heritage Financial
                           Group Inc.

Margaret M. Stapleton (62) Director;  Vice President of John Hancock       1983
                           Mutual Life  Insurance  Company,  Boston,
                           Massachusetts;  Miss  Stapleton is also a
                           Trustee of Eastern Utilities Associates.
__________
*   Member of the Executive Committee of the Board of Directors.


Meetings of the Directors

     In 1998, the Directors held seven Board meetings. Each of the Directors who served in 1998 attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served which were held during the time he or she served, except John F. Reilly, Jr., who attended 71% of the Board meetings and 70% of such aggregate number of meetings.

Directors' Compensation

     Directors who are not salaried officers of the Company received an annual fee of $9,000 in 1998 payable quarterly, plus $600 for each Board of Directors' meeting attended and reimbursement of expenses incurred in connection with such attendance.

     Members of the Audit, Compensation and Nominating Committees of the Board of Directors received a fee of $600 in 1998 for each committee meeting attended and reimbursement of expenses incurred in connection with such attendance.

     The Company has a plan which allows the members of the Board of Directors to defer receipt of all or part of their fees for services as a Director, if the amount deferred is at least $1,000 per year. Interest is credited on the amount deferred. The plan provides for an election to receive the deferred fees in either one lump sum or in semi-annual installments over a period of up to 15 years. The amount deferred under this plan in 1998 was $19,950.

Committees of the Directors

     The Audit Committee of the Directors, which consists of Richard L. Hull (Chairman), Howard C. Homeyer, and Margaret M. Stapleton held five meetings in 1998. The duties of this Committee encompass making recommendations on the selection of the Company's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by the Company as they relate to those prevailing in the utility industry; assessing the adequacy of the Company's interim and annual financial statements; reviewing the Company's internal controls; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of the Company; and reporting to the Directors from time to time.

     The Compensation Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Richard L. Hull, John F. Reilly, Jr., and Margaret M. Stapleton, met three times in 1998. The duties of this Committee include studying and making recommendations to the Directors with respect to salaries and other benefits to be paid to the officers of the Company. The "Compensation Committee Report on Executive Compensation" is included in this Proxy Statement.

     The Nominating Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Howard C. Homeyer, and Richard A. Perkins, held two meetings in 1998. The Nominating Committee will consider recommendations for Director nominations submitted timely by stockholders in writing to the Clerk of the Company. The Company's By-Laws contain provisions dealing with requirements for nomination of Directors by stockholders, including the time when such nominations may be made and the information required to be submitted.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More Than 5% of Outstanding Securities

     The following table sets forth information as of December 31, 1998 with respect to any person or group known to the Company to be the beneficial owner of more than five percent of the Common Stock.

                                             Amount and Nature of
                                              Beneficial ownership


                                          (A)           (B)           Percent
                                      Sole Voting  Shared Voting   of Aggregate
    Name and Address       Title of   and Invest-  and Invest-        Common
   of Beneficial Owner      Class     ment Power   ment Power          Stock

LaSalle National
Trust, N.A. (a)            Common      685,152 (b)       0              7.7%


__________

      (a) Information herein is based solely on a Schedule 13G report dated February 11, 1999 and filed by LaSalle with the Securities and Exchange Commission.

      (b) LaSalle National Trust, N.A holds 685,152 shares as the Trustee under the Company's Savings Plan pursuant to which the employees who are beneficial owners have rights to direct how they wish to invest their individual accounts among the plan investments and how they wish to have voted the shares of the Company's Common Stock allocated to their accounts.

Management Ownership

      The following table sets forth (i) the number of shares of Common Stock beneficially owned as of December 31, 1998 by each of the Company's Directors, by each of the named executive officers listed in the Summary Compensation Table and by the Company's Directors and executive officers as a group, and (ii) the percentage which such shares bear to the total number of outstanding shares as of that date.

              Name of Individual               Amount and Nature of
                 or Number of                       Beneficial      Percent of
               Persons in Group                    Ownership of       Common
                                                 Common Stock (a)      Stock

Frederic L. Putnam, Jr.
  Individually..............................         31,704(b)         .356%
  By Corporation............................        218,898(c)        2.457%
Frederic L. Putnam, III.....................          9,971(d)         .112%
Victor W. Baur..............................          5,276(e)         .059%
John P. Harrington..........................          3,664(f)         .041%
Nickolas Stavropoulos.......................          8,710(f)         .098%
Howard C. Homeyer...........................          1,159(g)         .013%
Richard L. Hull.............................          1,366(g)         .015%
Richard A. Perkins..........................            213(g)         .002%
John F. Reilly, Jr..........................          1,389(g)         .016%
Andrew B. Sides, Jr.........................         14,106(g)         .158%
Margaret M. Stapleton.......................            454(g)         .005%
Two other executive officers of the Company.         10,564            .119%
Directors and executive officers of the Company
  as a group (13 persons)...................        307,474           3.451%
__________

(a) Number of shares based on information furnished to the Company by its Directors and officers and by the Trustee of the Company's Savings Plan.

(b) Consisting of 3,207 shares owned solely, 4,811 shares owned jointly with spouse, 1,500 shares owned of record by spouse over which Mr. Putnam, Jr. has or shares the power to direct voting or disposition, or both, and 22,186 shares held in trust for Mr. Putnam, Jr. under the Company's Savings Plan pursuant to which Mr. Putnam, Jr. has the power to direct the disposition and the voting of such shares.

(c) These shares are held by F. L. Putnam Securities Company, Inc., of which Mr. Putnam, Jr. is a director and owner of (as Trustee without beneficial interest) approximately 16% of the voting common stock. Brothers of Mr. Putnam, Jr. are the other directors and stockholders of that corporation. Mr. Putnam, Jr. disclaims beneficial ownership of these shares.


(d) Consisting of 9,956 shares held in trust for Mr. Putnam, III under the Company's Savings Plan pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares and 15 shares held by Mr. Putnam, III as custodian for his minor child pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares.


(e) Consisting of 102 shares owned jointly with spouse, over which Mr. Baur has or shares the power to direct voting or disposition, or both, and 5,174 shares held in trust for Mr. Baur under the Company's Savings Plan pursuant to which Mr. Baur has the power to direct the disposition and the voting of such shares.


(f) These shares are held in trust for the named individual under the Company's Savings Plan pursuant to which the named individual has the power to direct the disposition and the voting of such shares.


(g)  Owner of record with sole voting and investment power.

                            EXECUTIVE COMPENSATION

      Shown   below  is  the   compensation   paid  by  the  Company  and  its
wholly-owned subsidiary, Transgas Inc., during each of the years ending December 31, 1998, 1997 and 1996 for the Company's Chairman of the Board, Chief Executive Officer, and the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the most recent fiscal year.

                          Summary Compensation Table

                                        Annual Compensation
                                              Merit                  All Other
   Name and Principal      Year    Salary   Payments     Bonus     Compensation
         Position                              (c)                     (d)

 F. L. Putnam Jr.,         1998  $123,553         -     $24,711(a)    $4,604
 Chairman and Senior       1997   123,553         -         -          8,755
 Executive Officer         1996   139,169         -         -          8,468


 F. L. Putnam, III,        1998  $221,472         -     $34,887(a)    $6,347
 President and Chief       1997   211,935         -       7,500(b)     5,746
 Executive Officer, and    1996   199,000         -       5,000(b)     5,649
 Director



 Nickolas Stavropoulos,    1998  $191,300     $7,652    $30,760(a)    $5,435
 Executive Vice            1997   191,300      6,310      7,500(b)     3,285
 President - Finance,      1996   185,600        453      5,000(b)     3,106
 Marketing and Chief
 Financial Officer, and
 Director


 Charles W. Sawyer,        1998  $186,909         -     $28,272(a)    $6,103
 Executive Vice            1997   177,185         -       7,500(b)     5,428
 President and Chief       1996   130,189         -       5,000(b)     4,372
 Operating Officer



 John P. Harrington,       1998  $145,860     $3,575    $21,100(a)    $5,831
 Senior Vice President -   1997   143,000      3,579      7,500(b)     5,173
 Gas Supply and            1996   137,668         -       5,000(b)     4,059
 Assistant to the
 President, and Director


 Dennis W. Carroll, Vice   1998  $138,800     $5,552    $20,260(a)    $5,514
 President and Treasurer   1997   138,800      3,062      7,500(b)     4,850
                           1996   133,143          -      5,000(b)     4,203




__________

(a) Represents a bonus in connection with the Executive Performance and Equity Incentive Plan, as described on in the "Compensation Committee Report on Executive Compensation".

(b) Represents a bonus in connection with the rate deferral incentive program, as described in the "Compensation Committee Report on Executive Compensation".

(c) Merit payments represent lump sum distributions in lieu of merit percentage increases to salary.

(d) Includes (i) the Company's matching contribution to the account of the executive in the Company's Savings Plan (ranging from $3,624 to $5,000 in 1998) and (ii) Company-provided group term life insurance coverage in excess of the Internal Revenue Service Code's non-taxable amount of $50,000 (valued at from $435 to $1,347 in 1998).

      The following table sets forth the current estimated annual benefits payable upon retirement to participants in the Colonial Gas Company Retirement Plan (the "Retirement Plan") and Supplemental Executive Retirement Plan ("SERP") in specified compensation and years of service classifications, assuming (i) continued service until retirement at normal retirement age under the Retirement Plan, and (ii) retirement occurred in 1998 at age 65.

                              Pension Plan Table

 Average Annual         ANNUAL BENEFITS (Based on Years of Service)
  Compensation         15          20          25          30          35

$100,000.........  $25,170     $33,550     $41,940     $46,940     $51,940
 125,000.........   32,670      43,550      54,440      60,690      66,940
 150,000.........   40,170      53,550      66,940      74,440      81,940
 175,000.........   47,670      63,550      79,440      88,190      96,940
 200,000.........   55,170      73,550      91,940     101,940     111,940
 225,000.........   62,670      83,550     104,440     115,690     126,940

      The Company maintains the Retirement Plan for non-union employees, including all officers, who have attained the age of 21 and who have completed one thousand hours of service in a year. The formula for determining annual benefits under the Retirement Plan's life annuity option for employees with at least 25 years of service is 50% of the employee's highest average annual earnings (salary and merit lump sum payment) received in any 60 consecutive months during the last 10 years prior to retirement plus an additional 1% of final average compensation for each year of service in excess of 25, less 50% of the primary social security benefit, as defined in the Retirement Plan. An employee with less than 25 years of service receives proportionately less according to the ratio of actual years of service to 25 years.

      Messrs. Putnam, Jr., Putnam, III, Sawyer, Harrington, Stavropoulos and Baur participate in the SERP, which was adopted in 1994 and replaces all other supplemental retirement benefit plans and agreements. Under the SERP, participants will receive upon retirement an annual benefit equal to the benefit that would be paid from the Retirement Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual benefit paid from the Retirement Plan. The SERP also provides an annual accrual while a participant is actively employed equal to the amount of Company match that would have been credited to the participant under the Savings Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual Company match credited under the Savings Plan. In addition, the participant may defer under the SERP the amount of compensation that could not be deferred in the Savings Plan due to the qualified plan benefit and compensation restrictions. The annual accruals and deferrals are credited with interest each year and paid to the participant at retirement.

      As of January 1, 1999, the credited years of service under the Retirement Plan and, if applicable, the SERP were as follows: Mr. Putnam, Jr., 45 years; Mr. Putnam, III, 23 years; Mr. Stavropoulos, 19 years; Mr. Sawyer 22 years; Mr. Baur, 26 years; and Mr. Harrington, 32 years.

      Mr. Putnam, Jr.'s average annual compensation for the most recent 60 month period for purposes of determining his benefit under the Retirement Plan is considered to be $255,677. The difference between this amount and the amounts set forth in the Summary Compensation Table is attributable to salary which Mr. Putnam, Jr. was authorized to receive but did not accept. The average annual amount of salary he declined during that period was $104,014.

Change In Control Agreements

     Each of the six executive officers named in the Summary Compensation Table, along with other officers of the Company, are parties to employment agreements with the Company which provide that, upon a Change in Control of the Company (as defined in such agreements), if during a period of between 18 and 36 months (depending on the officer) following the Change in Control of the Company (the "Employment Period") such officer is terminated without cause or terminates his or her own employment as a result of certain adverse actions by the Company, as more fully set forth in such employment agreements, such officer shall receive a lump sum severance amount, continuation of certain welfare plan benefits, and, in the case of officers age 55 or older on the date of termination, additional pension benefits.

      The lump sum severance payment is an amount equal to a multiple of between 1.5 and 2.99 (depending on the officer) of the sum of (a) the higher of (i) his or her annual salary in effect immediately prior to the Change in Control or (ii) his or her annual salary in effect immediately prior to the termination and (b) the higher of (i) the average of the last two annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control or preceding the date of termination, whichever is greater, and (ii) the most recent annual bonus (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control or preceding the date of termination, whichever is greater. In the case of Messrs. Putnam, Jr., Putnam, III, Sawyer, Stavropoulos and Harrington, the agreement covers termination within a three-year period following a Change in Control and the amount payable is equal to a multiple of 2.99. In the case of Mr. Carroll, the agreement covers termination within an eighteen month period following a change in control and the amount payable is equal to a multiple of 1.50.


Performance Graph

     The graph below compares the cumulative total return, based on stock price appreciation and reinvested dividends, of Colonial Gas Company's Common Stock to the Standard & Poor's (S&P) 500 Stock Index and the S&P 40 Utilities Index for the years ended December 31, 1994 through 1998. These calculations assume $100 invested on January 1, 1994.

               [GRAPH DEPICTING THE FOLLOWING TABULAR INFORMATION
                           APPEARS IN PRINTED VERSION]

               1993      1994      1995      1996      1997      1998
               ----      ----      ----      ----      ----      ----

Colonial       100       91        102       113       162       206
Gas

S&P 500        100      101        139       171       228       294
Stock Index

S&P 40         100       92        131       135       168       193
Utilities
Index

          In addition to the requirements of the Security and Exchange Commission's regulations, Colonial Gas also presents the graph below which compares the cumulative total return, based on stock price appreciation and reinvested dividends, of Colonial Gas Company's Common Stock to the Standard & Poor's (S&P) 500 Stock Index and the S&P 40 Utilities Index for the years ended December 31, 1989 through 1998. These calculations assume $100 invested on January 1, 1989.

                     [GRAPH DEPICTING THE FOLLOWING TABULAR
                     INFORMATION APPEARS IN PRINTED VERSION]

            1988  1989  1990  1991  1992  1993  1994  1995  1996  1997  1998


Colonial    100   122   136    170   220   245   222   249   276   397   503
Gas

S&P 500     100   132   128    166   179   197   200   275   338   450   579
Stock Index

S&P 40      100   147   143    165   178   203   187   266   274   342   392
Utilities
Index

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The duties of the Compensation Committee of the Board of Directors include evaluating and making recommendations to the Directors with respect to salaries and other benefits to be paid to the Company's officers, including its executive officers. The Compensation Committee met three times in 1998.

     In its evaluation  process,  the Compensation  Committee works within the
Company's Performance Planning and Incentive Compensation Program (the "Program") for determining salaries. The Program's components include salary ranges based on position descriptions, individual annual performance reviews and ranges of available merit increases.

     Under the Program, a position description has been established for all non-union positions at the Company, including executive officer positions. Salary ranges are assigned to each position using a point system which measures (i) the knowledge required to perform the job, (ii) the range of discretion inherent within the job, and (iii) the financial or other type of impact of the job on the Company's performance or accomplishments. The Compensation Committee periodically reviews surveys of comparable positions at other utilities to review the Company's executive pay practices. The other utilities are not necessarily those included in the S&P 40 Utilities Index included in the Performance Graph. In addition, information is also gathered from other outside sources and reviewed by the Compensation Committee to ensure the integrity of the Company's compensation program. The Compensation Committee reviewed and approved the salary ranges utilized for the Company's executive officers in 1998.

     The Program also includes annual performance reviews for executive officers, other than the Chairman and Senior Executive Officer (the "Chairman"). These performance reviews are conducted by the executive officer to whom the officer reports, which generally is the President and Chief Executive Officer. In the case of the President, his performance is first evaluated by the Chairman who then reports to the Compensation Committee. The Chairman's performance is evaluated by the Compensation Committee. Each executive officer's 1997 annual performance review was used as a factor in determining where within the applicable salary range the executive officer's compensation was set for 1998.

     As part of the Program, the Compensation Committee also examines the total amount of funds available for non-union personnel, including executive officers. The amount of compensation increases to be made from these funds is based in part upon studies of comparable positions at utilities and other companies and, like the total amount available, is also based in part upon overall Company performance (adjusting that performance for uncontrollable events such as weather). In determining the total amount of funds available for compensation increases for 1998, the Compensation Committee considered such factors as: the favorable performance in 1997 of the Company's Common Stock in comparison to other local distribution companies; 4.2% customer growth in 1997; cost containment efforts and the Company's other operational accomplishments in 1997. Given the aforementioned studies and the Company's performance and accomplishments, the Compensation Committee recommended merit raises or bonuses for the Company's executive officers, including the merit raises and bonuses for the named executive officers as shown in the Summary Compensation Table.

     In determining the President's salary, the Compensation Committee took into account the evaluation by the Chairman, as well as the Company's performance and accomplishments in 1997 as described in the preceding paragraph.

      As part of its ongoing  evaluation  of  compensation  for the  Company's officers, the Compensation Committee periodically reviews its incentive programs. Effective in 1998, upon recommendation of the Compensation Committee and approval by the Board and stockholders, the Company adopted an Executive Performance and Equity Incentive Plan (the "EPEI Plan"). The EPEI Plan was designed to provide financial incentives in the form of cash and/or Company stock to key employees of the Company for achieving specified performance objectives. For 1998, company-wide performance objectives were established with respect to operations and maintenance expenditures, return on equity and total stockholder return. Other performance objectives specific to individual executives and their departments were also established. The company is in the process of calculating specific bonus amounts earned by executives under the EPEI Plan during 1998 and payable in 1999.

      For 1997, the Company established a transitional executive incentive plan that provided for cash bonuses based on the Company's 1997 performance. Payments made in 1998 to Messrs. Putnam Jr., Putnam III, Stavropoulos, Sawyer, Harrington and Carroll under this transitional plan ranged from $20,260 to $34,887, net of bonuses received under the rate increase deferral plan discussed below. Prior to the EPEI Plan and the transitional plan, the Company's executives participated in an incentive plan that rewarded individuals with direct control over budgetary expenses for each year the

Company deferred a rate increase. Pursuant to this rate increase deferral plan, executives received bonuses of up to $7,500 in 1997 and up to $5,000 in 1996.
     During 1998, upon recommendation of the Compensation Committee, the Company approved the Colonial Gas Company Retention Bonus Plan (the "Retention Plan") in order to provide incentives to key employees to remain with the Company during a period of uncertainty due to the Company's strategic initiatives and industry consolidation. Under the Retention Plan participating key employees will receive payments of either 50% or 75% of their annual salary in effect as of October 19, 1998 upon the earliest of the following events to occur: (i) employment by a successor company after a change in control (as defined therein) for at least ninety days after the change in control occurs; (ii) January 19, 2000; (iii) termination of the employee by the Company without cause or by the employee for good reason; or
(iv) termination by reason of the death, permanent disability or retirement of the employee.

     In  addition,   in  1998  the  Company,   upon   recommendation   of  the
Compensation Committee, revised its general severance policy to increase the severance benefit payable to longer term employees, amended employment agreements with certain employees, as described under "Executive Compensation -- Change In Control Agreements" above, and added Messrs. Harrington and Baur as participants under the SERP.

     The Company does not expect to have compensation exceeding the $1 million limitation for deductibility under Section 162(m) of the Internal Revenue Code.
                                          By the Compensation Committee,

                                             Andrew B. Sides, Jr. (Chairman)
                                             Richard L. Hull
                                             John F. Reilly, Jr.
                                             Margaret M. Stapleton

                           STOCKHOLDER PROPOSALS

      Any stockholder proposals for the Company's annual meeting of stockholders scheduled for the year 2000 (subject to the Pending Merger) must be received by the Company at its principal executive office at 40 Market Street, Lowell, Massachusetts 01852, Attention: Clerk by November 9, 1999 in order to be included in the proxy statement for that meeting. To be considered for inclusion the proposals also must comply with applicable statutes and regulations and the provisions of the by-laws of the Company which include requirements relating to the time when proposals may be submitted and the information that must be provided. Any stockholder proposals intended to be presented at such meeting in 2000 must be received by the Company at its principal executive office not later than sixty days prior to the meeting.

                                OTHER MATTERS

      Management is aware of no other matters which are to be presented for action at the meeting. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy intend to vote said proxy in accordance with their best judgment.

                             INDEPENDENT AUDITORS

      Grant Thornton LLP are the independent certified public accountants for the Company and representatives of Grant Thornton LLP are expected to be available to make statements or respond to appropriate questions at the Annual Meeting.

                                          By Order of the Board of Directors,


                                                      CAROL E. ELDEN
                                                            Clerk
March 9, 1999

                           [PROXY CARD]

                      COLONIAL GAS COMPANY

       THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
              FOR THE APRIL 21, 1999 ANNUAL MEETING

     The undersigned stockholder of Colonial Gas Company (the "Company") hereby appoints Carol E. Elden and Dennis W. Carroll (each with power to act without the other and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 21, 1999 at 10:00 a.m. Eastern Standard Time, at BankBoston, 100 Federal Street, Boston, Massachusetts, and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote as designated below, all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. [Preceeding Sentence in Bold Type]

     The matters referred to on the reverse side are more fully described in the Notice of and Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged. THE DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

      (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



               [END OF FACING PART OF PROXY CARD]

Dear Fellow Shareholder,

Below is your proxy card. Please detach, sign, date and return in the postage-paid return envelope.


   Please mark votes
X  as in this example.

The Board of Directors recommends a vote "FOR" election for the Board of the nominees named below.

1.     Election of Directors

       Nominees:   Victor W. Baur, Frederic L. Putnam, III,
                   Richard A. Perkins, Andrew B. Sides, Jr.


               FOR            WITHHELD
               ALL            FROM ALL
               NOMINEES       NOMINEES

               -------        -------


___________________________ For all nominees except as noted above


2. To transact such other business as may properly come before the meeting or any adjournment thereof.

             MARK HERE              MARK HERE
             IF YOU PLAN            FOR ADDRESS
             TO ATTEND              CHANGE AND
             _____                  NOTE AT LEFT   _____

Please sign exactly as your name(s) appear. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, partnership name by authorized person.

Signature:______________________________Date_____________

Signature:______________________________Date_____________

           [END OF REVERSE SIDE OF PROXY CARD]